Exhibit 10.1

Kirkland’s Home Announces CFO Transition Plan

NASHVILLE, Tenn. (July 18, 2022) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, has announced that Chief Financial Officer (CFO) and Chief Operating Officer (COO) Nicole Strain will be leaving the Company, effective August 31, 2022.

With support from the board of directors, Kirkland’s Home has initiated an executive search process for a new CFO. Until the Company names a successor, it will rely on a newly-established Office of the CFO, which will be co-led by Anna Wilhoit, the Company’s controller, and Jessica Tatum, senior director of financial planning and analysis. The functions within the COO role have been assigned to other senior members of the operations team. The Company will provide updates as they become available.

“Nicole’s executive leadership has been instrumental in transforming our company into a specialty home furnishings retailer,” said Steve “Woody” Woodward, president and CEO of Kirkland’s Home. “As we begin the process of selecting her successor, we are in experienced hands with our current corporate finance and operations teams remaining in place. On behalf of Kirkland’s Home and the board of directors, we wish Nicole the very best in her next endeavor.”

With the CFO transition plan in place, the Company anticipates reporting its fiscal second quarter 2022 results in late August 2022.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home furnishings in the United States, currently operating 359 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s Home actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its short-term and long-term objectives including its brand transformation, the timing of normalized macroeconomic conditions from the impacts of global geopolitical unrest and the COVID-19 pandemic on the Company’s revenues, inventory and supply chain, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s Home specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s Home or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s Home filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, Kirkland’s Home disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact:Kirkland’s HomeGateway Group, Inc.

Anna WilhoitCody Slach and Cody Cree

(615) 872-4800 KIRK@gatewayir.com

(949) 574-3860